Exhibit 10.22

3 January 2023

CYTOMED THERAPEUTICS PTE LTD

21 Bukit Batok

Crescent #17-80

WCEGA Tower

Singapore 658065

Dear Sirs,

CONVERTIBLE LOAN AGREEMENT

— Supplemental Agreement No. 3

1.	We refer to the Convertible Loan Agreement dated 10 December 2019 entered between you as the Borrower and us as the Lender as amended to date (the “Agreement”), and our subsequent mutual discussions.

2.	Unless otherwise defined in this supplemental agreement (“Supplemental Agreement No. 3”) or unless the context otherwise requires, terms and expressions used in this Supplemental Agreement No. 3 shall have the same meaning as respectively ascribed to them in the Agreement.

3.	Pursuant to Clause 2.2(b) of the Agreement we hereby elect to extend the Extended Term of the Agreement for a further one (1) year period commencing from 6 January 2023.

4.	This Supplemental Agreement No. 3 shall be effective from 3 January 2023 (the “Effective Date”). From the Effective Date, the Agreement shall be supplemented by and be read together with this Supplemental Agreement No. 3. Save as expressly stated in this Supplemental Agreement No. 3, no other term or condition of the Agreement shall be read as having been amended or varied by this Supplemental Agreement No. 3.

5.	In the event of a conflict between this Supplemental Agreement No. 3 and the Agreement, the terms of this Supplemental Agreement No. 3 shall prevail.

6.	This Supplemental Agreement No. 3 shall be governed by the laws of Singapore, and the Parties irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

7.	This Supplemental Agreement No. 3 may be executed in two or more counterparts and such counterparts together will constitute a single instrument. Delivery of an executed counterpart of this Supplemental Agreement No. 3 by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), will be equally effective as delivery of a manually executed counterpart hereof.

8.	Please confirm your agreement by signing and returning the Acceptance and Confirmation below.

Yours sincerely,

/s/ Zhang Yanmin
Zhang Yanmin
Director
On behalf of MDR LIMITED

ACCEPTANCE AND CONFIRMATION

To: MDR LIMITED

By signing below, we hereby confirm and accept all the terms and conditions set out in this Supplemental Agreement No. 3 dated 3 January 2023.

/s/ Choo Chee Kong
Choo Chee Kong
Director
On behalf of CYTOMED THERAPEUTICS PTE LTD